FINOVA

                          SECURED REVOLVING CREDIT NOTE


$12,000,000                                                 November   , 1996




         FOR VALUE RECEIVED, the undersigned, INTELLICALL, INC. (the "Undersigned"), a Delaware corporation with a principal place of business at 2155 Chenault Avenue, Suite 410, Carrollton, Texas 75006-5023, hereby promises to pay to FINOVA CAPITAL CORPORATION ("FINOVA"), or order, at 355 South Grande Avenue, Suite 2400, Los Angeles, California 90071 or at such other address as the holder may specify in writing, the principal sum of Twelve Million Dollars ($12,000,000), or such lesser sum which represents the principal balance of Loans outstanding under the Total Facility established pursuant to the provisions of that certain Loan and Security Agreement dated of even date herewith, between the Undersigned and FINOVA (the "Agreement"), plus interest in the manner and upon the terms and conditions set forth below. This Secured Revolving Credit Note ("Note") is made pursuant to the Agreement, the provisions of which are incorporated herein by this reference. Capitalized terms herein, unless otherwise noted, shall have the meaning set forth in the Agreement. The actual amount due and owing hereunder shall be evidenced by FINOVA's records of receipts and disbursements with respect to Loans, which records shall be conclusive evidence of such amount due and owing under the Loan Agreement absent manifest error.


1.0      Rate And Payment Of Interest.

         The outstanding principal balance of this Note shall bear interest at the Contract Rate. The Contract Rate shall be a per annum rate of one and three quarters percentage points (1.75%) in excess of the Base Rate subject to reduction as set forth in the Schedule to the Agreement. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month hereafter at its address set forth above. Accrued but unpaid interest under this Note shall be due and payable on the first day of each month, commencing December 1, 1996, and at maturity, on which date all interest remaining unpaid shall be due and payable.


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2.0      Schedule Of Principal Payments.

         A final installment of all outstanding principal, accrued and unpaid interest and all other sums payable pursuant to the Loan Documents on November 30, 1999, unless due earlier pursuant to the terms of the Loan Agreement.


3.0      Prepayment.

         Prepayment may be made under this Note in whole or in part, subject to the Termination Fee, as applicable, as set forth in the Agreement.


4.0      Holder's Right Of Acceleration.

         If the Agreement is terminated for any reason whatsoever, or if there shall occur an Event of Default or if this Note is not paid when due, the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at FINOVA's option, become immediately due and payable.


5.0      Holder's Rights Upon Default.

         If any Event of Default occurs, then from the date such Event of Default occurs until it is cured or waived in writing, in addition to any agreed upon charges, the principal balance of this Note shall thereafter, at FINOVA's option, bear interest at two percentage points (2.0%) per annum in excess of the Contract Rate, computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.


6.0      Additional Rights Of Holder.

         If any installment of principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Agreement and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.


7.0      General Provisions.

         7.1 If this Note is not paid when due or upon the occurrence of an Event of Default, the Undersigned further promises to pay all costs of collection, foreclosure fees, attorneys' fees and expert witness fees incurred by the holder, whether or not

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         suit is filed hereon, and the fees, costs and expenses as
         provided in the Agreement.

         7.2  The   Undersigned   hereby  consents  to  any  and  all  renewals,
         replacements and/or extensions of time for payment of this Note before, at or after maturity.

         7.3 The Undersigned hereby consents to the acceptance, release or substitution of security for this Note.

         7.4 Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived by the Undersigned.

         7.5 The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note; (ii) interest after an Event of Default, calculated and applied to the amounts due under this Note in accordance with the provisions hereof including, without limitation, after entry of a judgment; and (iii) all Additional Sums (as herein defined), if any. The Undersigned agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. All examination fees, attorneys' fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, Facility Fees, Termination Fees, Unused Line Fees, minimum interest charges, other charges, goods, things in action or any other sums or things of value paid or payable by the Undersigned (collectively, the "Additional
         Sums), whether pursuant to this Note, the Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by the Undersigned as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

         It is the intent of the parties to comply with the usury law of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum

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         contract  rate  permitted  by the  Applicable  Usury Law (the  "Maximum
         Interest Rate"). In the event (a) any such excess interest otherwise would be contracted for, charged or received from the Undersigned or otherwise in connection with the loan evidenced hereby, (b) the maturity of indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither the Undersigned nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Undersigned, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such
         rate  would  exceed  the  Maximum   Interest  Rate  shall  be  made  by
         amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby as modified by any actual termination thereof, all interest at any time contracted for, charged or received from the Undersigned or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. The Undersigned further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred.

         7.6 No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.


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         7.7 No waiver by the holder of this Note upon any one occasion shall be effective unless in writing nor shall it be construed as a bar or waiver of any right or remedy on any future occasion.

         7.8 Time is of the essence for the performance by the Undersigned of the obligations set forth in this Note.

         7.9 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

         7.10 This Note cannot be changed, modified, amended or terminated orally.

         7.11 This Note shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without reference to the principles of conflicts of laws thereof.

         7.12 THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE AND ACKNOWLEDGES THAT FINOVA ALSO WAIVES SUCH RIGHT.


8.0      Security For This Note.

         This Note is secured pursuant to the Agreement and is subject to all of the terms and conditions thereof, including, but not limited to, the remedies specified therein.


         IN WITNESS WHEREOF, this Secured Revolving Credit Note has been executed and delivered as of the date first set forth above.

                                   INTELLICALL, INC.


        date signed                By:/s/ William O. Hunt
          11/13/96                    William O. Hunt

                                   Title:  President

                                   Tax I.D. No.:   751993841



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